SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

Covad Communications Group, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-25271	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)

(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5: Other Events
SIGNATURE

ITEM 5: Other Events

     On March 3, Covad signed an Agreement and Plan of Merger to acquire GoBeam, Inc., in all-stock transaction valued at $48 million. The actual number of shares to be issued will be based on a formula derived from the trading price of Covad’s share prices prior to the closing of the transaction. The agreement also contains provisions that limit the maximum number of shares to be issued in the transaction to approximately 20.2 million shares of common stock.

     The completion of the transaction remains subject to customary closing conditions contained in the merger agreement and is expected to occur in May of this year.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2004

By:	/s/ James Kirkland
James Kirkland
Senior Vice President, General Counsel and Secretary

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